Exhibit 3.1
AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF QUANTUM CORPORATION,
a Delaware Corporation
Quantum Corporation, a corporation organized and existing under the laws of the State of Delaware, certifies that:
1.This Amended and Restated Certificate of Incorporation is to become effective August 13, 2007.
2.The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on January 28, 1987. The initial Amended and Restated Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on August 3, 1999 (the “Restated Certificate”). A Certificate of Correction to the Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on July 25, 2003.
3.The amendment and restatement herein set forth has been duly approved by the Board of Directors of the corporation pursuant to Sections 141 and 228 of the General Corporation Law of the State of Delaware (“Delaware Law”).
4.The restatement herein set forth has been duly adopted pursuant to Section 245 of the Delaware Law.
5.Pursuant to Section 103(f) of the Delaware Law, this Amended and Restated Certificate of Incorporation corrects a typographical error in Article IX, and updates the Corporation’s registered office set forth in Article II, of the Corporation’s Restated Certificate. No other amendments have been made with this Amended and Restated Certificate of Incorporation.
6.The text of the Restated Certificate of Incorporation is hereby amended and restated to read in its entirety as follows:
“ARTICLE I
The name of this Corporation is Quantum Corporation (the “Corporation”).
ARTICLE II
The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, Wilmington, DE, 19801, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

ARTICLE III
The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under Delaware Law.
ARTICLE IV
This Corporation is authorized to issue two classes of shares to be designated, respectively, Common Stock and Preferred Stock. Each share of Common Stock shall have a par value of $0.01 and each share of Preferred Stock shall have a par value of $0.01. The total number of shares of Common Stock this Corporation shall have authority to issue is 1,000,000,000 and the total number of shares of Preferred Stock this Corporation shall have authority to issue is 20,000,000. The Board of Directors of the corporation, subject to any restrictions contained in Delaware Law, the Bylaws, any preferences and relative, participating, optional or other special rights of any outstanding class or series of preferred stock of the Corporation and any qualifications or restrictions on the Common Stock created thereby, may declare and pay dividends upon the shares of its capital stock. The directors of the Corporation may set apart out of any of the funds of the corporation available for dividends a reserve or reserves for any proper purpose and may abolish any such reserve.
The Preferred Stock may be issued in one or more series, of which one such series shall be designated Series B Junior Participating Preferred Stock. The Series B Junior Participating Preferred Stock shall consist of 1,000,000 shares. Any Preferred Stock not previously designated as to series may be issued from time to time in one or more series pursuant to a resolution or resolutions providing for such issue duly adopted by the Board of Directors (authority to do so being hereby expressly vested in the Board), and such resolution or resolutions shall also set forth the voting powers, full or limited or none, of each such series of Preferred Stock and shall fix the designations, preferences and relative, participating, optional or other special rights of each such series of Preferred Stock and the qualifications, limitations or restrictions of such powers, designations, preferences or rights. The Board of Directors is also authorized to fix the number of shares of each such series of Preferred Stock. The Board of Directors is authorized to alter the powers, designation, preferences, rights, qualifications, limitations and restrictions granted to or imposed upon any wholly unissued series of Preferred Stock and, within the limits and restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any series of Preferred Stock, to increase or decrease (but not below the number of shares of any such series then outstanding) the number of shares of any such series subsequent to the issue of shares of that series.
Each share of Preferred Stock issued by the Corporation, if reacquired by the Corporation (whether by redemption, repurchase, conversion to Common Stock or other means), shall upon such reacquisition resume the status of authorized and unissued shares of Preferred Stock, undesignated as to series and available for designation and issuance by the Corporation in accordance with the immediately preceding paragraph.
The Corporation shall from time to time in accordance with Delaware Law increase the authorized amount of its Common Stock if at any time the number of shares of Common Stock remaining unissued and available for issuance shall not be sufficient to permit conversion, if applicable, of the Preferred Stock.
ARTICLE V
Except as otherwise provided in this Amended and Restated Certificate of Incorporation, in furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, repeal, alter, amend and rescind any or all of the Bylaws of the Corporation.
ARTICLE VI
The management of the business and the conduct of the affairs of the Corporation shall be vested in its Board of Directors. The number of directors constituting the whole Board of Directors shall be designated in the Bylaws of the Corporation.
ARTICLE VII
Elections of directors need not be by written ballot unless the Bylaws of the Corporation shall so provide.
ARTICLE VIII
Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws may provide. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.
ARTICLE IX
To the fullest extent permitted by Delaware Law as the same exists or as may hereafter be amended, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. Neither any amendment nor repeal of this Article IX shall, nor the adoption of any provision of this Certificate of Incorporation inconsistent with this Article IX, shall eliminate or reduce the effect of this Article IX in respect of any matter occurring, or any cause of action, suit or claim that, but for this Article IX, would accrue or arise prior to such amendment, repeal or adoption of an inconsistent provision.
ARTICLE X
Subject to Article XI hereof, at all elections of directors of the Corporation, each holder of stock or of any class or classes or of a series or series thereof shall be entitled to as many votes as shall equal the number of votes which (except for this provision as to cumulative voting) he would be entitled to cast for the election of directors with respect to his shares of stock multiplied by the number of directors to be elected, and he may cast all of such votes for a single director or may distribute them among the number of directors to be voted for, or for any two or more of them as he may see fit.
ARTICLE XI
Advance notice of new business and stockholder nominations for the election of directors shall be given in the manner and to the extent provided in the Bylaws of the Corporation.
ARTICLE XII
Any action required or permitted to be taken by the stockholders of the Corporation must be effected at duly called annual or special meeting of such holders and may not be effected by any consent in writing by such holders.
Unless otherwise required by law, special meetings of the stockholders of the Corporation, for any purpose or purposes, may be called only by either (i) the Board of Directors of the Corporation, (ii) the Chairman of the Board of Directors of the Corporation, if there be one, or (iii) the President of the Corporation.
ARTICLE XIII
The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Amended and Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.
ARTICLE XIV
The Corporation shall have perpetual existence.”
* * *
IN WITNESS WHEREOF, the undersigned has executed this certificate on August 8, 2007.

Quantum Corporation

By:	/s/ Shawn D. Hall
Shawn D. Hall,
Vice President, General Counsel and Secretary

CERTIFICATE OF OWNERSHIP AND MERGER MERGING
PANCETERA SOFTWARE, INC.
INTO
QUANTUM CORPORATION
Pursuant to Section 253 of the General Corporation Law of the State of Delaware, Quantum Corporation, a Delaware corporation (the “Company”), does hereby certify:
FIRST: That the Company is incorporated pursuant to the General Corporation Law of the State of Delaware.
SECOND: That the Company owns all of the outstanding shares of each class of the capital stock of Pancetera Software, Inc., a Delaware corporation (“Pancetera”).
THIRD: That the Company, by the following resolutions of its Board of Directors, duly adopted on August 9, 2016, determined to merge Pancetera with and into the Company on the terms and conditions set forth therein:
WHEREAS, Pancetera Software, Inc., a Delaware corporation (“Pancetera”) is a wholly-owned subsidiary of the Company;
WHEREAS, the Board of Directors has determined that it is advisable and in the best interests of the Company that Pancetera be merged with and into the Company pursuant to Section 253 of the DGCL (the “Pancetera Merger”); and
WHEREAS, the Board of Directors intends that the Pancetera Merger will qualify as a tax-free liquidation within the meaning of Section 332 of the Internal Revenue Code of 1986, as amended (the “Code”).
NOW, THEREFORE, BE IT RESOLVED, that the Board of Directors hereby authorizes and approves the Pancetera Merger and the assumption by the Company of Pancetera’s rights, assets, liabilities and obligations.
RESOLVED FURTHER, that each outstanding share of capital stock of Pancetera shall be cancelled and extinguished in the Pancetera Merger and no consideration issued in exchange therefor.
RESOLVED FURTHER, that the Pancetera Merger shall be effective upon filing of a certificate of ownership and merger (the “Pancetera Certificate”) with the Secretary of State of the State of Delaware.
RESOLVED FURTHER, that the Board of Directors hereby adopts the Pancetera Merger with the intent that the Pancetera Merger will qualify as a tax-free liquidation within the meaning of Section 332 of the Code, and the Board of Directors hereby adopts these resolutions as a “plan of liquidation” with respect to the Pancetera Merger.

RESOLVED FURTHER, that upon the filing of the Pancetera Certificate with the Secretary of State of the State of Delaware, the Certificate of Incorporation and the Bylaws of the Company in effect as of immediately prior to the effectiveness of the Pancetera Merger shall be the Company’s Certificate of Incorporation and Bylaws.
RESOLVED FURTHER, that upon the filing of the Pancetera Certificate with the Secretary of State of the State of Delaware, the directors and officers of the Company, as constituted immediately prior to the effectiveness of the Pancetera Merger, will be the directors and officers of the Company.
RESOLVED FURTHER, that the Pancetera Merger constitutes the final act of a plan of liquidation with respect to Pancetera as evidenced by the actions taken.
RESOLVED FURTHER, that the Board of Directors hereby authorizes and directs the officers of the Company, and each of them, to execute and file all documents, including the Pancetera Certificate, and to take all other actions which may be necessary or proper to effect the Pancetera Merger and hereby ratifies and confirms any and all actions taken heretofore to accomplish such purposes.
RESOLVED FURTHER, that at any time prior to the effective time of the Pancetera Merger, the foregoing resolutions of merger may be amended, terminated or abandoned by the Board of Directors.
[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the Company has caused this certificate to be signed by Shawn D. Hall, its authorized officer, this 20th day of September 2016.

QUANTUM CORPORATION

By:	/s/ Shawn D. Hall
Name: Shawn D. Hall
Title: SVP, General Counsel & Secretary
SIGNATURE PAGE TO THE CERTIFICATE OF OWNERSHIP AND MERGER MERGING PANCETERA SOFTWARE, INC. INTO QUANTUM CORPORATION

CERTIFICATE OF AMENDMENT
TO THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF QUANTUM CORPORATION
A Delaware Corporation
Quantum Corporation, a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), hereby certifies that:
1.The name of this Corporation is Quantum Corporation.
2.The date of filing of this Corporation's original Certificate of Incorporation with the Secretary of State of Delaware was January 28, 1987. The most recent Amended and Restated Certificate of Incorporation of the Corporation was filed with the Secretary of State of Delaware on August 8, 2007.
3.Pursuant to Section 242 of the Delaware General Corporation Law, this Certificate of Amendment hereby amends the provisions of the Corporation's Amended and Restated Certificate of Incorporation by deleting the first paragraph of Article IV and substituting therefor the two paragraphs set forth below:
"This Corporation is authorized to issue two classes of shares to be designated, respectively, Common Stock and Preferred Stock. The total number of shares of Common Stock that this Corporation is authorized to issue is 1,000,000,000, with a par value of $0.01 per share, and the total number of shares of Preferred Stock that this Corporation is authorized to issue is 20,000,000, with a par value of $0.01 per share. Upon this Certificate of Amendment becoming effective pursuant to the Delaware General Corporation Law (the "Effective Time"), the shares of Common Stock issued and outstanding immediately prior to the Effective Time and the shares of Common Stock held in the treasury of the Corporation immediately prior to the Effective Time shall be reclassified as, and shall be combined and changed into, a smaller number of shares such that each eight (8) shares of issued Common Stock immediately prior to the Effective Time shall be reclassified into and become one (1) share of Common Stock. No fractional shares shall be issued in connection with such reverse stock split. From and after the Effective Time, certificates or book entry positions representing Common Stock outstanding immediately prior to the Effective Time shall represent the number of whole shares of Common Stock into which the Common Stock shall have been reclassified pursuant to the foregoing provisions.
The Board of Directors of the corporation, subject to any restrictions contained in Delaware law, the Bylaws, any preferences and relative, participating, optional or other special rights of any outstanding class or series of preferred stock of the Corporation and any qualification or restrictions on the Common Stock created thereby, may declare and pay dividends upon the shares of its capital stock. The directors of the Corporation may set apart out of any of the funds of the Corporation available for dividends a reserve or reserves for any proper purpose and may abolish any such reserve.
4.This Certificate of Amendment to the Amended and Restated Certificate of Incorporation has been duly adopted by the Board of Directors and the stockholders of the Corporation in accordance with the provisions of Section 242 of the Delaware General Corporation Law.
The terms and provisions of this Certificate of Amendment shall become effective at 8:00 p.m., Eastern Time, on April 18, 2017.

IN WITNESS WHEREOF, Quantum Corporation has caused this Certificate of Amendment to the Amended and Restated Certificate of Incorporation to be signed by Shawn D. Hall its Secretary and General Counsel, this 17th day of April, 2017.

QUANTUM CORPORATION

/s/ Shawn D. Hall
Shawn D. Hall
Secretary and General Counsel

CERTIFICATE OF AMENDMENT
TO THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF QUANTUM CORPORATION
A Delaware Corporation
Quantum Corporation, a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), hereby certifies that:
1.The name of this Corporation is Quantum Corporation.
2.The date of filing of this Corporation's original Certificate of Incorporation with the Secretary of State of Delaware was January 28, 1987. The most recent Amended and Restated Certificate of Incorporation of the Corporation was filed with the Secretary of State of Delaware on August 8, 2007. An amendment to the Amended and Restated Certificate of Incorporation was filed with the Secretary of State of Delaware on April 17, 2017.
3.Pursuant to Section 242 of the Delaware General Corporation Law, this Certificate of Amendment hereby amends the provisions of the Corporation's Amended and Restated Certificate of Incorporation by deleting the first paragraph of Article IV and substituting therefor the paragraph set forth below:
"This Corporation is authorized to issue two classes of shares to be designated, respectively, Common Stock and Preferred Stock. The total number of shares of Common Stock that this Corporation is authorized to issue is 125,000,000, with a par value of $0.01 per share, and the total number of shares of Preferred Stock that this Corporation is authorized to issue is 20,000,000, with a par value of $0.0l per share.
The Board of Directors of the corporation, subject to any restrictions contained in Delaware law, the Bylaws, any preferences and relative, participating, optional or other special rights of any outstanding class or series of preferred stock of the Corporation and any qualification or restrictions on the Common Stock created thereby, may declare and pay dividends upon the shares of its capital stock. The directors of the Corporation may set apart out of any of the funds of the Corporation available for dividends a reserve or reserves for any proper purpose and may abolish any such reserve.
4.This Certificate of Amendment to the Amended and Restated Certificate of Incorporation has been duly adopted by the Board of Directors and the stockholders of the Corporation in accordance with the provisions of Section 242 of the Delaware General Corporation Law.

IN WITNESS WHEREOF, Quantum Corporation has caused this Certificate of Amendment to the Amended and Restated Certificate of Incorporation to be signed by Shawn D. Hall its Secretary and General Counsel, this 6th day of November, 2017.

QUANTUM CORPORATION

/s/ Shawn D. Hall
Shawn D. Hall
Secretary and General Counsel

CERTIFICATE OF AMENDMENT
TO THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF QUANTUM CORPORATION
Quantum Corporation, a corporation organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”), hereby certifies as follows:
1.The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of Delaware on January 28, 1987. The most recent Amended and Restated Certificate of Incorporation of the Corporation was filed with the Secretary of State of Delaware on August 8, 2007, as amended by the Certificate of Amendment to the Amended and Restated Certificate of Incorporation filed with the Secretary of State of Delaware on April 17, 2017 and the Certificate of Amendment to the Amended and Restated Certificate of Incorporation filed with the Secretary of State of Delaware on November 6, 2017.
2.This amendment to the Amended and Restated Certificate of Incorporation of the Corporation as set forth below has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware by the stockholders and directors of the Corporation.
3.The first paragraph of ARTICLE IV of the Amended and Restated Certificate of Incorporation of the Corporation as presently in effect is amended and restated to read in its entirety as follows:
“This Corporation is authorized to issue two classes of shares to be designated, respectively, Common Stock and Preferred Stock. The total number of shares of Common Stock that this Corporation is authorized to issue is 225,000,000, with a par value of $0.01 per share, and the total number of shares of Preferred Stock that this Corporation is authorized to issue is 20,000,000, with a par value of $0.01 per share.
The Board of Directors of the Corporation, subject to any restrictions contained in Delaware law, the Bylaws, any preferences and relative, participating, optional or other special rights of any outstanding class or series of Preferred Stock of the Corporation and any qualification or restrictions on the Common Stock created thereby, may declare and pay dividends upon the shares of its capital stock. The directors of the Corporation may set apart out of any of the funds of the Corporation available for dividends a reserve or reserves for any proper purpose and may abolish any such reserve.”
4.All other provisions of the Amended and Restated Certificate of Incorporation of the Corporation remain in full force and effect.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its duly authorized Chief Legal Officer this 19th day of August, 2022.

QUANTUM CORPORATION

By:	/s/ Brian E. Cabrera
Brian E. Cabrera
Senior Vice President, Chief Legal Officer, and Secretary

CERTIFICATE OF AMENDMENT
TO THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF QUANTUM CORPORATION
Quantum Corporation, a corporation organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”), hereby certifies as follows:
1.The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of Delaware on January 28, 1987. The most recent Amended and Restated Certificate of Incorporation of the Corporation was filed with the Secretary of State of Delaware on August 8, 2007, as amended by the Certificate of Amendment filed with the Secretary of State of Delaware on April 17, 2017, the Certificate of Amendment filed with the Secretary of State of Delaware on November 6, 2017, and the Certificate of Amendment filed with the Secretary of State of Delaware on August 19, 2022.
2.This amendment to the Amended and Restated Certificate of Incorporation of the Corporation as set forth below has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware by the stockholders and directors of the Corporation.
3.The first paragraph of ARTICLE IV of the Amended and Restated Certificate of Incorporation of the Corporation as presently in effect is amended and restated to read in its entirety as follows:
“This Corporation is authorized to issue two classes of shares to be designated, respectively, Common Stock and Preferred Stock. The total number of shares of Common Stock that this Corporation is authorized to issue is 225,000,000, with a par value of$0.01 per share, and the total number of shares of Preferred Stock that this Corporation is authorized to issue is 20,000,000, with a par value of$0.01 per share.
Upon the effectiveness of the certificate of amendment first inserting this paragraph (the “Effective Time”), each five (5) to twenty (20) shares of Common Stock issued as of immediately prior to the Effective Time shall be automatically combined into (1) validly issued, fully paid and non-assessable share of Common Stock, without any further action by the Corporation or the holder thereof, the exact ratio within the five (5) to twenty (20) range to be determined by the Board of Directors of the Corporation prior to the Effective Time and publicly announced by the Corporation. Each certificate that immediately prior to the Effective Time represented shares of Common Stock shall thereafter represent that number of shares of Common Stock into which the shares of Common Stock represented by such certificate shall have been combined, subject to any elimination of fractional share interests.”

4.On August 15, 2024, the Board of Directors of the Corporation determined that each twenty (20) shares of the Corporation’s Common Stock, par value of$0.01 per share, issued as of immediately prior to the Effective Time shall automatically be combined into one (1) validly issued, fully paid and non-assessable share of Common Stock, par value of $0.01 per share. The Corporation publicly announced this ratio on August 20, 2024.
5.This certificate of amendment shall become effective at 4:01 p.m. (Eastern Time) on August 26, 2024.
6.All other provisions of the Amended and Restated Certificate of Incorporation of the Corporation remain in full force and effect.
IN WITNESS WHEREOF, the Corporation has caused this certificate of amendment to be signed by its duly authorized officer this 21st day of August, 2024.

QUANTUM CORPORATION

By:	/s/ Brian E. Cabrera
Brian E. Cabrera
Senior Vice President, Chief Administrative Officer, Chief Legal and Compliance Officer, and Corporate Secretary